Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Jan. 25, 2024
AMERICAN AIRLINES REPORTS FOURTH-QUARTER AND FULL-YEAR 2023 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its fourth-quarter and full-year 2023 financial results, including:
•Record full-year revenue of approximately $53 billion.
•GAAP fourth-quarter and full-year net income of $19 million and $822 million, or $0.03 and $1.21 per diluted share, respectively.
•Excluding net special items1, fourth-quarter and full-year net income of $192 million and $1.9 billion, or $0.29 and $2.65 per diluted share, respectively.
•Achieved best-ever fourth-quarter and full-year completion factor.
•Generated GAAP operating cash flow of $3.8 billion and the airline’s highest full-year free cash flow2 of $1.8 billion.
•Reduced total debt3 by $3.2 billion in 2023. The company is more than 75% of the way to its 2025 total debt reduction goal.
“The American Airlines team produced an exceptionally strong performance in 2023,” said American’s CEO Robert Isom. “We are delivering on our commitments and remain well-positioned for the future, supported by the strength of our network and travel rewards program, our young and simplified fleet, our operational reliability, and our outstanding team. As we look forward, we remain focused on delivering a reliable operation for our customers and reengineering the business to build an even more efficient airline.”
Operational reliability
American and its regional partners operated nearly 2 million flights in 2023, with an average load factor of 83.5%. The company produced its best-ever fourth-quarter and full-year completion factor, with the lowest number of cancellations annually since the merger in 2013.
The airline’s strong operational momentum continued through the holiday travel period. American achieved its best-ever completion factor and on-time departures as well as its lowest mishandled baggage rate over the holidays.
Financial performance
For the full year, American produced record revenue of nearly $53 billion. In the fourth quarter, the company generated revenue of more than $13 billion and an operating margin of 5.0% on a GAAP basis. Excluding the impact of net special items1, American produced an operating margin of 5.1% in the fourth quarter, exceeding the high end of the company’s prior guidance. These results were driven by continued strong demand for American’s product, record revenue from its travel rewards program, strong operational performance and effective cost control.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

Liquidity and balance sheet
Strengthening the balance sheet remains a top priority for the company. American reduced total debt3 by more than $500 million in the fourth quarter and by approximately $3.2 billion in 2023. The company is more than 75% of the way to its goal of reducing total debt3 by $15 billion by the end of 2025. As of Dec. 31, 2023, American had reduced its total debt3 by approximately $11.4 billion from peak levels in mid-2021.
The company ended the year with approximately $10.4 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving and other short-term credit facilities.
Guidance and investor update
Based on present demand trends and the current fuel price forecast and excluding the impact of special items4, the company expects its first-quarter 2024 adjusted loss per diluted share4 to be between ($0.15) and ($0.35). American expects its full-year 2024 adjusted earnings per diluted share4 to be between $2.25 and $3.25.
For additional financial forecasting detail, please refer to the company’s investor update, furnished with this press release with the SEC on Form 8-K. This filing will also be available at aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through Feb. 25.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information, including the calculation of free cash flow.
1.The company recognized $173 million of net special items in the fourth quarter after the effect of taxes, which principally included $216 million of nonoperating net special items for charges associated with debt extinguishments and mark-to-market net unrealized losses on certain equity investments. The company recognized $1.0 billion of net special items in 2023 after the effect of taxes, which included operating net special items of $979 million principally related to one-time charges resulting from the ratification of a new collective bargaining agreement with American’s mainline pilots, as well as nonoperating net special items of $362 million for charges associated with debt extinguishments and mark-to-market net unrealized losses on certain equity investments.
2.Please see the accompanying notes for the company’s definition of free cash flow, a non-GAAP measure.
3.All references to total debt include debt, finance and operating lease liabilities and pension obligations.
4.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

About American Airlines Group
To Care for People on Life’s Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended December 31,		Percent Increase (Decrease)		12 Months Ended December 31,		Percent Increase (Decrease)
	2023	2022			2023	2022
Operating revenues:
Passenger	$12,010	$12,131	(1.0)		$48,512	$44,568	8.8
Cargo	199	263	(24.2)		812	1,233	(34.1)
Other	853	795	7.2		3,464	3,170	9.3
Total operating revenues	13,062	13,189	(1.0)		52,788	48,971	7.8
Operating expenses:
Aircraft fuel and related taxes	3,159	3,421	(7.7)		12,257	13,791	(11.1)
Salaries, wages and benefits	3,689	3,199	15.3		14,580	12,972	12.4
Regional expenses:
Regional operating expenses	1,101	1,006	9.3		4,325	4,064	6.4
Regional depreciation and amortization	79	81	(1.8)		318	321	(0.8)
Maintenance, materials and repairs	875	735	19.1		3,265	2,684	21.6
Other rent and landing fees	714	649	10.0		2,928	2,730	7.3
Aircraft rent	338	350	(3.2)		1,369	1,395	(1.9)
Selling expenses	443	484	(8.5)		1,799	1,815	(0.9)
Depreciation and amortization	480	492	(2.3)		1,936	1,977	(2.1)
Special items, net	9	4	nm	(1)	971	193	nm
Other	1,519	1,385	9.7		6,006	5,422	10.8
Total operating expenses	12,406	11,806	5.1		49,754	47,364	5.0
Operating income	656	1,383	(52.5)		3,034	1,607	88.8
Nonoperating income (expense):
Interest income	136	110	24.1		591	216	nm
Interest expense, net	(519)	(532)	(2.3)		(2,145)	(1,962)	9.3
Other income (expense), net	(241)	50	nm		(359)	325	nm
Total nonoperating expense, net	(624)	(372)	67.9		(1,913)	(1,421)	34.6
Income before income taxes	32	1,011	(96.8)		1,121	186	nm
Income tax provision	13	208	(93.6)		299	59	nm
Net income	$19	$803	(97.6)		$822	$127	nm

Earnings per common share:
Basic	$0.03	$1.23			$1.26	$0.20
Diluted	$0.03	$1.14			$1.21	$0.19
Weighted average shares outstanding (in thousands):
Basic	654,725	650,944			653,612	650,345
Diluted	657,079	716,070			719,669	655,122
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2023	2022		2023	2022
Revenue passenger miles (millions)	58,331	55,320	5.4%	231,926	215,624	7.6%
Available seat miles (ASM) (millions)	69,773	65,962	5.8%	277,723	260,226	6.7%
Passenger load factor (percent)	83.6	83.9	(0.3) pts	83.5	82.9	0.6 pts
Yield (cents)	20.59	21.93	(6.1) %	20.92	20.67	1.2%
Passenger revenue per ASM (cents)	17.21	18.39	(6.4) %	17.47	17.13	2.0%
Total revenue per ASM (cents)	18.72	19.99	(6.4) %	19.01	18.82	1.0%
Cargo ton miles (millions)	501	458	9.5%	1,840	1,972	(6.7) %
Cargo yield per ton mile (cents)	39.74	57.39	(30.8) %	44.13	62.52	(29.4) %

Fuel consumption (gallons in millions)	1,033	979	5.5%	4,140	3,901	6.1%
Average aircraft fuel price including related taxes (dollars per gallon)	3.06	3.50	(12.5) %	2.96	3.54	(16.3) %

Operating cost per ASM (cents)	17.78	17.90	(0.7) %	17.92	18.20	(1.6) %
Operating cost per ASM excluding net special items (cents)	17.77	17.89	(0.7) %	17.56	18.13	(3.1) %
Operating cost per ASM excluding net special items and fuel (cents)	13.24	12.70	4.2%	13.15	12.83	2.5%

Passenger enplanements (thousands)	53,567	50,934	5.2%	210,692	199,288	5.7%
Departures (thousands):
Mainline	285	277	2.9%	1,145	1,052	8.9%
Regional	222	201	10.3%	855	903	(5.3) %
Total	507	478	6.0%	2,000	1,955	2.3%
Average stage length (miles):
Mainline	1,157	1,132	2.3%	1,147	1,161	(1.2) %
Regional	458	469	(2.3) %	463	477	(3.0) %
Total	851	853	(0.2) %	855	845	1.1%
Aircraft at end of period:
Mainline	965	925	4.3%	965	925	4.3%
Regional (2)	556	536	3.7%	556	536	3.7%
Total	1,521	1,461	4.1%	1,521	1,461	4.1%
Full-time equivalent employees at end of period:
Mainline	103,200	102,000	1.2%	103,200	102,000	1.2%
Regional (3)	28,900	27,700	4.3%	28,900	27,700	4.3%
Total	132,100	129,700	1.9%	132,100	129,700	1.9%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are 77 regional aircraft that were in temporary storage as of December 31, 2023 as follows: 57 Embraer 145, 11 Bombardier CRJ 700, six Bombardier CRJ 900, and three Embraer 170.
(3)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2023	2022		2023	2022
Domestic (1)
Revenue passenger miles (millions)	39,610	38,065	4.1%	155,374	149,410	4.0%
Available seat miles (ASM) (millions)	46,805	44,939	4.2%	185,206	176,447	5.0%
Passenger load factor (percent)	84.6	84.7	(0.1) pts	83.9	84.7	(0.8) pts
Passenger revenue (dollars in millions)	8,744	8,945	(2.2) %	34,592	32,911	5.1%
Yield (cents)	22.08	23.50	(6.1) %	22.26	22.03	1.1%
Passenger revenue per ASM (cents)	18.68	19.90	(6.1) %	18.68	18.65	0.1%

Latin America (2)
Revenue passenger miles (millions)	8,570	8,379	2.3%	33,337	32,467	2.7%
Available seat miles (millions)	9,950	9,853	1.0%	38,531	39,131	(1.5) %
Passenger load factor (percent)	86.1	85.0	1.1 pts	86.5	83.0	3.5 pts
Passenger revenue (dollars in millions)	1,674	1,793	(6.6) %	6,719	6,150	9.2%
Yield (cents)	19.53	21.40	(8.7) %	20.16	18.94	6.4%
Passenger revenue per ASM (cents)	16.82	18.20	(7.6) %	17.44	15.72	10.9%

Atlantic
Revenue passenger miles (millions)	8,307	7,676	8.2%	36,581	30,949	18.2%
Available seat miles (millions)	10,728	9,725	10.3%	46,056	40,679	13.2%
Passenger load factor (percent)	77.4	78.9	(1.5) pts	79.4	76.1	3.3 pts
Passenger revenue (dollars in millions)	1,330	1,222	8.9%	6,205	5,070	22.4%
Yield (cents)	16.02	15.92	0.6%	16.96	16.38	3.5%
Passenger revenue per ASM (cents)	12.40	12.57	(1.3) %	13.47	12.46	8.1%

Pacific
Revenue passenger miles (millions)	1,844	1,200	53.6%	6,634	2,798	nm
Available seat miles (millions)	2,290	1,445	58.5%	7,930	3,969	99.8%
Passenger load factor (percent)	80.5	83.1	(2.6) pts	83.7	70.5	13.2 pts
Passenger revenue (dollars in millions)	262	171	53.1%	996	437	nm
Yield (cents)	14.19	14.23	(0.3) %	15.00	15.62	(3.9) %
Passenger revenue per ASM (cents)	11.43	11.82	(3.4) %	12.55	11.01	14.0%

Total International
Revenue passenger miles (millions)	18,721	17,255	8.5%	76,552	66,214	15.6%
Available seat miles (millions)	22,968	21,023	9.3%	92,517	83,779	10.4%
Passenger load factor (percent)	81.5	82.1	(0.6) pts	82.7	79.0	3.7 pts
Passenger revenue (dollars in millions)	3,266	3,186	2.5%	13,920	11,657	19.4%
Yield (cents)	17.45	18.46	(5.5) %	18.18	17.61	3.3%
Passenger revenue per ASM (cents)	14.22	15.15	(6.2) %	15.05	13.91	8.1%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (GAAP measure) to Pre-Tax Income Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (GAAP measure) to Net Income Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings Per Share (GAAP measure) to Basic and Diluted Earnings Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2023	2022		2023	2022
	(in millions)			(in millions)
Operating income as reported	$656	$1,383		$3,034	$1,607
Operating net special items:
Mainline operating special items, net (1)	9	4		971	193
Regional operating special items, net	—	2		8	5
Operating income excluding net special items	$665	$1,389	(52.1%)	$4,013	$1,805	nm

Calculation of Operating Margin
Operating income as reported	$656	$1,383		$3,034	$1,607
Total operating revenues as reported	$13,062	$13,189		$52,788	$48,971
Operating margin	5.0%	10.5%		5.7%	3.3%

Calculation of Operating Margin Excluding Net Special Items
Operating income excluding net special items	$665	$1,389		$4,013	$1,805
Total operating revenues as reported	$13,062	$13,189		$52,788	$48,971
Operating margin excluding net special items	5.1%	10.5%		7.6%	3.7%

Reconciliation of Pre-Tax Income Excluding Net Special Items
Pre-tax income as reported	$32	$1,011		$1,121	$186
Pre-tax net special items:
Mainline operating special items, net (1)	9	4		971	193
Regional operating special items, net	—	2		8	5
Nonoperating special items, net (2)	216	40		362	74
Total pre-tax net special items	225	46		1,341	272

Pre-tax income excluding net special items	$257	$1,057	(75.7%)	$2,462	$458	nm

Calculation of Pre-Tax Margin
Pre-tax income as reported	$32	$1,011		$1,121	$186
Total operating revenues as reported	$13,062	$13,189		$52,788	$48,971
Pre-tax margin	0.2%	7.7%		2.1%	0.4%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income excluding net special items	$257	$1,057		$2,462	$458
Total operating revenues as reported	$13,062	$13,189		$52,788	$48,971
Pre-tax margin excluding net special items	2.0%	8.0%		4.7%	0.9%

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

Reconciliation of Net Income Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2023	2022		2023	2022
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income as reported	$19	$803		$822	$127
Net special items:
Total pre-tax net special items (1), (2)	225	46		1,341	272
Income tax special items, net	—	—		—	(9)
Net tax effect of net special items	(52)	(22)		(304)	(62)
Net income excluding net special items	$192	$827	(76.8%)	$1,859	$328	nm

Reconciliation of Basic and Diluted Earnings Per Share Excluding Net Special Items
Net income excluding net special items	$192	$827		$1,859	$328
Shares used for computation (in thousands):
Basic	654,725	650,944		653,612	650,345
Diluted	718,807	716,070		719,669	655,122
Earnings per share excluding net special items:
Basic	$0.29	$1.27		$2.84	$0.50
Diluted (3)	$0.29	$1.17		$2.65	$0.50

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$12,406	$11,806		$49,754	$47,364

Operating net special items:
Mainline operating special items, net (1)	(9)	(4)		(971)	(193)
Regional operating special items, net	—	(2)		(8)	(5)
Total operating expenses excluding net special items	12,397	11,800		48,775	47,166

Aircraft fuel and related taxes	(3,159)	(3,421)		(12,257)	(13,791)
Total operating expenses excluding net special items and fuel	$9,238	$8,379		$36,518	$33,375
	(in cents)			(in cents)
Total operating expenses per ASM as reported	17.78	17.90		17.92	18.20

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.01)	(0.01)		(0.35)	(0.07)
Regional operating special items, net	—	—		—	—
Total operating expenses per ASM excluding net special items	17.77	17.89		17.56	18.13

Aircraft fuel and related taxes per ASM	(4.53)	(5.19)		(4.41)	(5.30)
Total operating expenses per ASM excluding net special items and fuel	13.24	12.70		13.15	12.83
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2023 twelve month period mainline operating special items, net principally included $989 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline pilots, including a one-time payment of $754 million as well as adjustments to other benefit-related items of $235 million.
The 2022 twelve month period mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to the market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
(2)Principally included charges associated with debt refinancings and extinguishments as well as mark-to-market net unrealized gains and losses associated with certain equity investments.
(3)The 2023 three and twelve month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $13 million and $47 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.
The 2022 three month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $11 million of interest expense related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	Year Ended December 31,
	2023	2022
Net cash provided by operating activities	$3,803	$2,173
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(2,596)	(2,546)
Proceeds from sale of property and equipment and sale-leaseback transactions	230	147
Sales of short-term investments	8,861	14,972
Purchases of short-term investments	(7,323)	(11,257)
Decrease in restricted short-term investments	51	1
Purchase of equity investments	—	(321)
Other investing activities	275	(360)
Net cash provided by (used in) investing activities	(502)	636
Cash flows from financing activities:
Payments on long-term debt and finance leases	(7,718)	(3,752)
Proceeds from issuance of long-term debt	4,822	1,069
Other financing activities	(310)	52
Net cash used in financing activities	(3,206)	(2,631)
Net increase in cash and restricted cash	95	178
Cash and restricted cash at beginning of year	586	408
Cash and restricted cash at end of year (1)	$681	$586

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$578	$440
Restricted cash included in restricted cash and short-term investments	103	146
Total cash and restricted cash	$681	$586

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net sales of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

Year Ended December 31, 2023

(in millions)
Net cash provided by operating activities	$3,803
Adjusted net cash used in investing activities (1)	(1,997)
Free cash flow	$1,806

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the year ended December 31, 2023 (in millions):

Net cash used in investing activities	$(502)
Adjustments:
Net sales of short-term investments	(1,538)
Decrease in restricted cash	43
Adjusted net cash used in investing activities	$(1,997)

American Airlines Reports Fourth-Quarter and Full-Year 2023 Financial Results
Jan. 25, 2024

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash	$578	$440
Short-term investments	7,000	8,525
Restricted cash and short-term investments	910	995
Accounts receivable, net	2,026	2,138
Aircraft fuel, spare parts and supplies, net	2,400	2,279
Prepaid expenses and other	658	892
Total current assets	13,572	15,269
Operating property and equipment
Flight equipment	41,794	39,703
Ground property and equipment	10,307	9,913
Equipment purchase deposits	760	613
Total property and equipment, at cost	52,861	50,229
Less accumulated depreciation and amortization	(22,097)	(20,029)
Total property and equipment, net	30,764	30,200
Operating lease right-of-use assets	7,939	8,094
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,051	2,059
Deferred tax asset	2,888	3,099
Other assets	1,753	1,904
Total other assets	10,783	11,153
Total assets	$63,058	$64,716
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$3,632	$3,274
Accounts payable	2,353	2,149
Accrued salaries and wages	2,377	1,713
Air traffic liability	6,200	6,745
Loyalty program liability	3,453	3,169
Operating lease liabilities	1,309	1,465
Other accrued liabilities	2,738	2,981
Total current liabilities	22,062	21,496
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	29,270	32,389
Pension and postretirement benefits	3,044	2,837
Loyalty program liability	5,874	5,976
Operating lease liabilities	6,452	6,559
Other liabilities	1,558	1,258
Total noncurrent liabilities	46,198	49,019
Stockholders’ equity (deficit)
Common stock, 654,273,192 shares outstanding at December 31, 2023	7	6
Additional paid-in capital	7,374	7,291
Accumulated other comprehensive loss	(4,894)	(4,585)
Retained deficit	(7,689)	(8,511)
Total stockholders’ deficit	(5,202)	(5,799)
Total liabilities and stockholders’ equity (deficit)	$63,058	$64,716